                                                                   Exhibit 10.15


                          EINSTEIN BROS. BAGELS, INC.
                             BOSTON CHICKEN, INC.

                             AMENDED AND RESTATED
            COMPUTER AND COMMUNICATIONS SYSTEMS SERVICES AGREEMENT
            ------------------------------------------------------


     This Amended and Restated Computer and Communications Systems Services Agreement ("Agreement") is made and entered into this 28th day of May, 1996, by and between Einstein Bros. Bagels, Inc., a Delaware corporation ("EBBI") (formerly Progressive Bagel Concepts, Inc.) and Boston Chicken, Inc., a Delaware corporation ("BCI").


                                   RECITALS
                                   --------

     1. EBBI is in the business of owning, operating, and, directly or indirectly, franchising retail units ("EBBI Units") involved in the sale of bagels, pastries, coffees, juices, jams, spreads, and related items.

     2. BCI has developed specifications and standards for computer hardware and software and communications systems useful in the operation of EBBI, EBBI Units, and EBBI subsidiaries and direct and indirect franchisees.

     3. BCI and EBBI entered into that certain Computer and Communications Systems Services Agreement dated March 24, 1995 and BCI has agreed to amend and restate such agreement pursuant to which BCI would perform services for EBBI upon the terms and subject to the conditions hereinafter provided.


                                   COVENANTS
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows.

1.  DEFINITIONS.
    -----------

     For purposes of this Agreement, the terms listed below have the meanings that follow them.

     "AFFILIATE" - An "affiliate" of a person/entity is another person/entity that directly or indirectly controls, is controlled by, or is under common control with, such person/entity. For purposes of this definition, "control" means the power to direct or cause the direction of the management and policies of an entity by contract or voting power.

     "COMPUTER SYSTEM" - Those brands, types, makes, and/or models of communications and computer systems or hardware specified or required from time to time by BCI during the term of this Agreement for use by EBBI, EBBI's subsidiaries, and its or their franchisees, and by, between, or among EBBI Units, including, but not limited to:

          (1) back office and point of sale systems, data, audio, video, and voice storage, retrieval, and transmission systems for use at EBBI, EBBI's subsidiaries, and its or their franchisees, and at EBBI Units, between or among EBBI Units, and between and among EBBI Units and BCI and/or EBBI or its subsidiaries and its or their franchisees;

          (2)  printers; and

          (3)  archival and back-up systems.

     "DATA CENTER AND NETWORK SERVICES" - Day-to-day operations and management of the data center resources (including hardware, human resources, utilities, and administrative overhead) necessary to run the Infrastructure Programs (as defined below) and Support/Control Programs (as defined below) at the BCI Support Center.

     "INFRASTRUCTURE PROGRAMS" - The computer software programs developed by or for BCI to collect, interface, validate, store, maintain, and/or report data to and from EBBI, EBBI's subsidiaries, its or their franchisees, and/or EBBI Units. This may include general utilities to monitor and maintain EBBI's user and computing environment, including voice and data networks.

     "LICENSED PROGRAM" - The retail store-level computer software programs (other than the Support/Control Programs (as defined below)) developed by or for BCI and designated during the term of this Agreement by BCI from time to time as specified or required in connection with utilization of the Computer System, which may include, without limitation, BCI's required point-of-sale, bookkeeping, inventory, training, marketing, employee selection, operations and financial information, collection and retrieval systems (including BCI's required standard chart of accounts prescribed by BCI from time to time) for use in connection with the operation of EBBI Units or the businesses of EBBI, its subsidiaries, and its or their franchisees, including any updates, supplements, modifications, or enhancements thereto made from time to time, all related documentation, the tangible media upon which such programs are recorded, and the database file structure thereof, but excluding any data or databases owned or compiled by BCI or its Affiliates for use with the Licensed Program or otherwise or any data generated by the use of the Licensed Program. The Licensed Program includes, but is not limited to, store-level programs utilized by the EBBI Units for POS and Cash Management, Customer Feedback Kiosks, Inventory Management, Order Processing, Employee Feedback, Production Scheduling, Labor Scheduling, Ideal Food Cost, Store Operations, and Smart Form Reporting.

     "SPECIFIED SOFTWARE" - Such software (other than the Licensed Program and Support/Control Programs), programming, and services which BCI from time to time specifies or requires for use by EBBI, its subsidiaries, its or their franchisees, or EBBI Units in connection

                                       2

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with utilization of the Computer System, the Licensed Program and the
Support/Control Programs.

     "SUPPORT/CONTROL PROGRAMS" - The computer software programs developed by or for BCI and designated during the term of this Agreement by BCI from time to time as specified or required in connection with real estate services and other real estate functions performed by BCI pursuant to that certain Amended and Restated Real Estate Services Contract with EBBI of even date herewith or in connection with support, supervision, reporting, or control of the EBBI Units by EBBI, its subsidiaries, and its and their franchisees, and in connection with analysis, tracking, maintenance, feedback, and communication functions related thereto or to the employees thereof, including, but not limited to, Notes Databases, Structured Reporting, and related software.

2.   COMPUTER SYSTEM AND SPECIFIED SOFTWARE.
     --------------------------------------

     2.A. ACQUISITION OF COMPUTER SYSTEM AND SPECIFIED SOFTWARE.
          -----------------------------------------------------

     Within one hundred twenty (120) days after the date of this Agreement, EBBI shall, and shall cause each of its subsidiaries and its and their franchisees (promptly upon becoming such) to, (i) acquire the Computer System and acquire the right to use, for the remainder of the term of this Agreement, the Specified Software in the manner specified by BCI; (ii) obtain any and all peripheral equipment and accessories and arrange for any and all support services that may be necessary to enable the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software to operate as specified by BCI, and (iii) take all other actions (including but not limited to installation of electrical wiring and cabling, and temperature and humidity controls) that may be necessary to prepare the location of the Computer System so as to enable the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software to operate as specified by BCI; and (iv) commence using the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software in the manner specified by BCI. EBBI shall be responsible for all costs associated with the foregoing, including but not limited to transportation; installation; sales, use, excise and similar taxes; and site preparation, and BCI shall have no liability to EBBI or to any other party in connection with any of the foregoing. Notwithstanding the foregoing provisions of this Section 2.A., in the event any subsidiary of EBBI, and its franchisee, or EBBI Unit is acquired from one or more third parties as an operating business and utilizes at the time of acquisition a computer system, POS terminals, or other components of a computer and communications system other than the Computer System, compliance with this Section 2.A. shall not be required prior to the sixth month anniversary of such acquisition or such longer period as the parties hereto otherwise mutually agree.

     2.B. COVENANT TO USE ONLY SPECIFIED SOFTWARE, LICENSED PROGRAM, AND THE
          ------------------------------------------------------------------
          SUPPORT/CONTROL PROGRAMS.
          ------------------------

     EBBI acknowledges that operating non-Specified Software on the Computer System with the Specified Software and/or the Licensed Program and Support/Control Programs may cause errors or other interruptions to or problems with the Specified Software and/or Licensed

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

Program. Therefore, EBBI hereby agrees to operate, and to cause its subsidiaries and its and their franchisees to operate, only Specified Software, the Licensed Program, and the Support/Control Programs on the Computer System.

     2.C. MODIFICATION, ENHANCEMENT, AND REPLACEMENT OF COMPUTER SYSTEM AND
          -----------------------------------------------------------------
          SPECIFIED SOFTWARE.
          ------------------

     EBBI acknowledges that BCI may, during the term of this Agreement, require EBBI, its subsidiaries, and its and their franchisees to modify, enhance and/or replace all or any part of the Computer System and/or the Specified Software at their expense, and agrees, within one hundred twenty (120) days of receipt of notice from BCI, to acquire, or acquire the right to use for the remainder of the term of this Agreement, and to cause its subsidiaries and its or their franchisees to so acquire, the modified, enhanced, or replacement version of the Computer System and/or Specified Software specified by BCI and to take any and all other actions as may be necessary to enable the modified, enhanced, or replacement Computer System and/or Specified Software, as well as the Licensed Program and the Support/Control Programs to operate as specified by BCI. Any such modifications, enhancements, and replacements may require EBBI and its subsidiaries and its or their franchisees to incur costs to purchase, lease, and/or license new or modified computer hardware and/or software or other equipment and to obtain different and/or additional service and support services during the term of this Agreement. EBBI acknowledges that BCI cannot estimate the costs of future enhancements, modifications, and replacements to the Computer System or the Specified Software and that the cost to EBBI and its subsidiaries and its or their franchisees of obtaining the enhancements, modifications, and replacements to the Computer System, Licensed Program, Support/Control Programs, or Specified Software may not be fully amortizable over the remaining term of this Agreement. Nonetheless, EBBI agrees to incur, and to cause its subsidiaries and its or their franchisees to incur, such costs in connection with the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software and any enhancements or modifications thereto and any replacements therefor. Within one hundred twenty
(120) days after EBBI receives notice from BCI, EBBI and its subsidiaries and its or their franchisees shall obtain and implement any such modifications, enhancements, or replacements which BCI designates and requires. BCI agrees to discuss modifications, enhancements, or replacements hereunder which would require material expenditures by EBBI (outside of the normal course of business) with EBBI so as to enable EBBI to assess the need therefor and opportunity to make alternative suggestions or seek renegotiation of this Agreement, provided that this sentence shall not prevent any modification, enhancement, or replacement which BCI shall determine is not frivolous and shall not delay any such modification, enhancement, or replacement more than 30 days from the date otherwise required by this Section 2.C. EBBI agrees that any modification, enhancement, or replacement which is substantially similar to that being required by BCI of its own area developers, subsidiaries, franchisees, or Boston Chicken/Boston Market stores is not frivolous.

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

3.   LICENSED PROGRAM AND SUPPORT/CONTROL PROGRAMS.
     ---------------------------------------------

     3.A. GRANT OF LICENSE.
          ----------------

     BCI hereby grants to EBBI and to any of EBBI's subsidiaries or its or their franchisees similarly agreeing to be bound by the terms and conditions of this Agreement a nonexclusive, nontransferable, nonassignable license to use the Licensed Program and the Support/Control Programs subject to the following terms and conditions:

     (1) The Licensed Program and the Support/Control Programs shall be installed and tested on the Computer System by BCI or its designee. If EBBI, its subsidiaries, or its or their franchisees do not purchase the Computer System from BCI, such entity must pay BCI a reasonable installation and testing fee upon completion of BCI's installation and testing of the operation of the Licensed Program and the Support/Control Programs with the Computer System. EBBI acknowledges and agrees the current installation and testing fee of $3,500.00 per Computer System is reasonable.

     (2) Except with the prior written consent of BCI, the Licensed Program and the Support/Control Programs shall not be operated by persons other than EBBI, its subsidiaries, or its or their franchisees and their respective employees, shall not be operated on equipment other than the Computer System, shall not be used in conjunction with any other computer applications program, and shall not be operated at locations other than EBBI Units and the principal office of EBBI, its subsidiaries, and its or their franchisees; provided, however, that with prior notice to BCI, the Licensed Program and the Support/Control Programs may be operated on equipment other than the Computer System and at a location other than as required above to the extent required due to malfunction of the Computer System or other cause beyond the reasonable control of EBBI, its subsidiaries, and its or their franchisees, but not for any period longer than seven (7) consecutive days unless otherwise agreed in writing by BCI.

     (3) The Licensed Program and the Support/Control Programs shall be used in connection with operation of EBBI, its subsidiaries, its and their franchisees, and the EBBI Units and shall not be used for any other purpose.

     (4) Without limiting the foregoing, EBBI shall not, and shall not allow its subsidiaries, its or their franchisees, or their respective employees or agents to: (a) sell, assign, lease, sublicense, pledge, grant a security interest with respect to, market, or commercially exploit, in any way, the Licensed Program or Support/Control Programs or any component thereof, or any data generated by the use of the Licensed Program or Support/Control Programs or any component thereof;
          (b) disclose or grant access to the Licensed Program or Support/Control Programs, or any data generated by the use of the Licensed Program or Support/Control Programs or any component thereof, to any third party other than

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

          one to whom BCI has consented in writing and who has agreed in writing with BCI to keep the Licensed Program or Support/Control Programs confidential; (c) copy or reproduce the Licensed Program or Support/Control Programs, or any data generated by the use thereof or any component of the Licensed Program or Support/Control Programs, in any manner, except to the extent necessary for normal back-up and operating thereof; or (d) alter, modify, or adapt the Licensed Program or Support/Control Programs, any documentation relating thereto, or any component of the Licensed Program or Support/Control Programs, including, but not limited to, translating, decompiling, reverse engineering, or disassembling the Licensed Program or Support/Control Programs.

     (5) EBBI acknowledges and agrees that the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs is the valuable, proprietary property and trade secret of BCI and/or its Affiliates, and EBBI agrees to use, and to cause its subsidiaries and its or their franchisees and their respective employees or agents to use, the utmost care to safeguard the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs and to maintain the copyright protection and the secrecy and confidentiality thereof. EBBI shall not, and shall cause its subsidiaries and its or their franchisees to not, undertake to patent, copyright, or otherwise assert proprietary rights to the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs or any portion thereof. EBBI recognizes that all or part of the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs may be copyrighted and agrees that this shall not be construed as causing the copyrighted material to be public information. EBBI will ensure, and cause its subsidiaries and its and their franchisees to ensure, that all copies of the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs or any components of the Licensed Program and Support/Control Programs in its possession contain an appropriate copyright notice under the Universal Copyright Convention or other notice of proprietary rights specified by BCI.

     (6) EBBI shall promptly disclose, and cause its subsidiaries and its and their franchisees to disclose, to BCI all ideas and suggestions for modifications or enhancements of the Licensed Program and Support/Control Programs conceived or developed by any of them, and BCI and its Affiliates shall have the right to use and license such ideas and suggestions. All modifications and enhancements made to the Licensed Program and Support/Control Programs together with the copyright therein shall be the property of BCI, without regard to the source of the modification or enhancement, and EBBI hereby assigns, and shall cause each of its subsidiaries and its or their franchisees to assign, all of its right, title, and interest in any ideas, modifications, and enhancements to BCI. EBBI agrees to execute, and to cause each of its subsidiaries and its or their franchisees to execute, any document, in recordable form, which BCI determines is necessary to reflect such ownership.

     (7) BCI shall have the right at all times to access the Licensed Program and Support/Control Programs and to retrieve, analyze, and use all data in the files for the Licensed Program and Support/Control Programs.

     (8) BCI shall provide to EBBI and all of its subsidiaries and its or their franchisees all upgrades, modifications, improvements, enhancements, extensions, and other changes to the Licensed Program and Support/Control Programs approved by BCI for use in connection with the operation of EBBI Units, and EBBI and all of its subsidiaries and its or their franchisees shall promptly implement their use. BCI may charge fees in addition to those set forth in Section 3.B hereof.

     (9) Upon expiration or termination of this Agreement, EBBI shall allow BCI's employees or agents to remove the Licensed Program and Support/Control Programs from the Computer System, shall immediately return the Licensed Program and Support/Control Programs, each component thereof, and any data generated by the use of the Licensed Program and Support/Control Programs to BCI, and shall immediately destroy any and all back-up or other copies of the Licensed Program and Support/Control Programs or parts thereof, documentation for the Licensed Program and Support/Control Programs, and any data generated by the use of the Licensed Program and Support/Control Programs, and other materials or information which relate to or reveal the Licensed Program and Support/Control Programs and its operation and any data generated by the use of the Licensed Program and Support/Control Programs and shall cause each of its subsidiaries and its or the franchisees to do the same.

     3.B. LICENSED PROGRAM AND SUPPORT/ CONTROL PROGRAMS FEES.
          ---------------------------------------------------

     EBBI agrees to pay, and to cause each of its subsidiaries and its or their franchisees to pay, to BCI upon installation of the Licensed Program on its Computer System or the Computer System of any EBBI Unit, a Licensed Program fee (the "Licensed Program Fee") in the amount of Fifteen Thousand Dollars ($15,000.00). The Licensed Program Fee shall be fully earned by BCI upon installation of the Licensed Program on the Computer System and is non-refundable in whole or in part.

     EBBI agrees to pay, and to cause each of its subsidiaries and its or their franchisees to pay, to BCI upon installation of the Real Estate Programs (as defined below) and annually thereafter software licensing fees as follows:

     (a) an annual fee of $78,000 for that portion of the Support/Control Programs comprised of the Real Estate Workbench and ancillary reporting software ("REW Software"), Property Administration software (Property Administration Software"), Real Estate Log ("REL

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

Software"), and Site Pack and other real estate software ("SPO Software") (collectively, the "Real Estate Programs")

     (b) an annual fee of $78,000 for the following Lotus Notes Database templates:

          -    Mail
          -    Project Office
          -    Competitive Analysis
          -    Customer Response
          -    Purchase Order
          -    S.E.T. Request
          -    Report Distribution System
          -    Accounting Manual
          -    People Directory
          -    Store Directory
          -    Personnel
          -    QSC History
          -    Employee Feedback

     (c) an annual fee of $78,000 for Structured Report Software for Monitoring and Distributions, Summary Financial, Customer Feedback, Employee Feedback, and Product Information.

Such licensing fee shall be fully earned by BCI upon payment and is non-refundable in whole or in part.

     3.C. DATA CENTER AND NETWORK SERVICE FEES.
          ------------------------------------

     EBBI agrees to pay to BCI for ongoing Data Center and Network Service Operations and support of the Infrastructure Programs an annual fee of $750,000 for each of BCI's 1996, 1997, and 1998 fiscal years, .25% of the system-wide revenue, net of coupons and discounts, of EBBI, its subsidiaries, and its and their franchisees (excluding the revenue derived from the Noah's New York Bagel stores) for BCI's 1999 fiscal year, and .25% of the system-wide revenue, net of coupons and discounts, of EBBI, its subsidiaries, and its and their franchisees (excluding the revenue derived from the Noah's New York Bagels stores) for BCI's 2000 fiscal year.

     3.D. SOFTWARE SUPPORT SERVICE.
          ------------------------

     During the term of this Agreement and, provided that EBBI and each of its subsidiaries and its and their franchisees is in compliance with the terms of this Agreement, BCI shall provide such support services as BCI deems reasonably necessary to cause the Licensed Program and Support/Control Programs to perform on the Computer System in accordance with the standards for the Licensed Program and Support/Control Programs as specified from time to time by BCI. Such support services shall not extend to (i) error corrections, operational support, and assistance resulting from impermissibly operating non-Specified Software on the Computer System in breach of this Agreement, (ii) software training, or (iii) hardware maintenance. Such support

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

service shall include non-procedural Help Desk calls. All procedural Help Desk calls will be handled by BCI for a $25 per call fee.

     3.E. SOFTWARE SUPPORT SERVICE FEES.
          -----------------------------

     For the software support service provided by BCI, EBBI agrees to pay, and shall cause each of its subsidiaries and its or their franchisees to pay, to BCI a software support service fee ("Licensed Program Support Fee") in the amount of Four Hundred Dollars ($400.00) for each of BCI's four-week Accounting Periods ("Accounting Period") for each installed copy of the Licensed Program, whether at its principal office, the offices of its subsidiaries or its or their franchisees or at EBBI Units owned directly by it. This support and this fee shall not include modifications, enhancements, and replacements within the meaning of Section 3.F hereof.

     For the software support service relating to the Support/Control Programs provided by BCI, no additional fee will be charged. In the event EBBI, its subsidiaries, or its or their franchisees request, and BCI, in its sole discretion, determines to perform, other support services (e.g. software training, hardware maintenance) not provided for in Sections 3.C, 3.D, or 3.F hereof, BCI will charge the requesting entity $75 per hour, plus expenses, for such support services.

     EBBI and its subsidiaries and its and their franchisees shall also pay BCI's then applicable regular fees for customer area trade studies, market development plans, and demographic and census reports, charts, and maps. All such fees referenced herein shall be payable in advance for each period on or before the eighth (8th) day prior to commencement of such period commencing on the installation of the Licensed Program or the Support/Control Programs or relevant portion thereof on the Computer System. The Licensed Program Support Fee and Support/Control Fees may be increased by BCI from time to time, at its sole option, upon written notice to EBBI, subject to any limitation set forth in this Agreement.

     3.F. MODIFICATION, ENHANCEMENT, AND REPLACEMENT OF LICENSED PROGRAM AND
          ------------------------------------------------------------------
          SUPPORT/ CONTROL PROGRAMS.
          -------------------------

     EBBI acknowledges that BCI may, during the term of this Agreement, require EBBI and its subsidiaries and its or their franchisees to modify, enhance and/or replace all or any part of the Licensed Program and Support/Control Programs at their expense, and shall, and shall cause each of its subsidiaries and its or their franchisees, within one hundred twenty (120) days of receipt of notice from BCI, to acquire, or acquire the right to use for the remainder of the term of this Agreement, the modified, enhanced or replacement version of the Licensed Program and Support/Control Programs specified by BCI and to take any and all other actions as may be necessary to enable the modified, enhanced, or replacement Licensed Program and Support/Control Programs to operate as specified by BCI. Any such modifications, enhancements, and replacements may require additional costs to purchase, lease, and/or license new or modified computer hardware and/or software or other equipment and to obtain different and/or additional service and support services during the term of this Agreement. EBBI acknowledges that BCI cannot estimate the costs of future enhancements, modifications, and replacements to the Licensed Program and Support/Control Programs, and that the cost of obtaining the enhancements, modifications, and replacements to the Licensed Program and Support/Control Programs may not be fully amortizable over the remaining term of the Agreement. Nonetheless, EBBI agrees to incur, and to cause its subsidiaries and its or their franchisees to incur, such costs in connection with the Licensed Program and Support/Control Programs and any enhancements or modifications thereto and any replacements therefor. Within one hundred twenty (120) days after EBBI receives notice from BCI, EBBI shall obtain and implement, and cause its subsidiaries and its or their franchisees, to obtain and implement, any such modifications, enhancements, or replacements which BCI designates and requires. In addition to such modifications and enhancements to the Licensed Program and Support/Control Programs as BCI may determine from time to time to require, EBBI and its subsidiaries and its and their franchisees may request BCI to perform additional modifications and enhancements. In the event that BCI agrees to perform or supply such optional requested modifications or enhancements, the requesting entity agrees to pay BCI such sum as may be agreed or, in the event no such payment agreement is reached, BCI's aggregate costs (including allocation of overhead, plus 30%, with an annual maintenance fee of 5% of such amount, and to otherwise abide by this Agreement as if such modification or enhancement were part of the software licensed hereby. Any such enhancement or modification shall be the property of BCI.

     3.G. WARRANTIES AND LIMITATION OF LIABILITY.
          --------------------------------------

     BCI represents and warrants to EBBI that: (1) BCI has all rights, titles, licenses, and authorizations to license the Licensed Program and Support/Control Programs to EBBI, subject only to nonexclusive licenses granted to others; and
(2) the Licensed Program and Support/Control Programs do not, and as a result of any enhancements, improvements, or modifications provided by BCI will not, to the best of BCI's knowledge, infringe upon any United States patent, copyright, or other proprietary right of any third party. In the event use of the Licensed Program or Support/Control Programs or any portion thereof as provided by BCI is enjoined as a result of a claim by a third party of patent or copyright infringement or violation of proprietary rights, BCI shall, in its sole discretion, either (i) procure for EBBI and its subsidiaries and its and their franchisees utilizing such allegedly infringing software the right to continue use of the Licensed Program or Support/Control Programs or any portion thereof as contemplated hereunder, or (ii) replace the Licensed Program or Support/Control Programs or any portion thereof or modify it such that there is no infringement of the third party's rights; and such action by BCI shall be the sole and exclusive remedy against BCI in such event by EBBI and its subsidiaries and its and their franchisees.

     BCI does not represent or warrant, and expressly disclaims any warranty that the Licensed Program or Support/Control Programs or Data Center and Network Services (or Infrastructure Programs) or any portion thereof is error-free or that the operation and use of the Licensed Program or Support/Control Programs or Data Center and Network Services (or Infrastructure Programs) or any portion thereof will be uninterrupted or error-free. BCI shall have no obligation or liability for any expense or loss incurred arising from use of the Licensed

Program or Support/Control Programs or Data Center and Network Services (or Infrastructure Programs) or any portion thereof in conjunction with any other computer program.

     EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES, BCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED PROGRAM, SUPPORT/CONTROL PROGRAMS, DATA CENTER AND NETWORK SERVICES (OR INFRASTRUCTURE PROGRAMS), SUPPORT SERVICES, PROGRAM DOCUMENTATION THEREFOR, OR ANY OTHER MATERIAL FURNISHED HEREUNDER, OR ANY COMPONENT THEREOF AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO.

4.   AGREEMENT TO BE BOUND BY THE TERMS OF SUBCOMPONENT
     LICENSES AND THIRD-PARTY LICENSES.
     ---------------------------------

     EBBI acknowledges that the Licensed Program and Support/Control Programs contain third-party sub-components which BCI has the authority to license to EBBI, its subsidiaries, and its and their franchisees as part of the Licensed Program and Support/Control Programs pursuant to and in accordance with software license agreements with such third-party vendors (collectively, the "Subcomponent Licenses"). In addition, EBBI acknowledges that acquisitions by EBBI, its subsidiaries, and its and their franchisees of all or portions of the Computer System and the Specified Software from or through BCI are governed by license or other agreements by and between third-party vendors and BCI, which agreements specifically permit BCI to so sell and/or sublicense all or portions of the Computer System and the Specified Software to EBBI, its subsidiaries, and its or their franchisees or specifically require EBBI, its subsidiaries, and its and their franchisees to agree to be bound by the terms thereof (either type of license hereinafter referred to as the "Third Party Licenses"). EBBI therefore hereby agrees, and agrees to cause its subsidiaries and its and their franchisees, to be bound by the terms of each Subcomponent License and, to the extent EBBI, its subsidiaries, and its and their franchisees purchases all or portions of the Specified Software or the Computer System from or through BCI, each relevant Third Party License, in each case as if EBBI, its subsidiaries, and its and their franchisees was a party thereto, and agrees that the vendors and licensors of all or portions of the Specified Software and the Computer System and the licensors of all or portions of the Licensed Program and Support/Control Programs (collectively, the "Vendors") are third-party beneficiaries of this Agreement with full rights to enforce this Agreement as it pertains to the purchased items and the Licensed Program and Support/Control Programs. EBBI further agrees to indemnify and hold harmless BCI and each of the Vendors from and against all costs, expenses, and damages arising out of or based upon any breach or claim of a breach of this Agreement, the Third Party Licenses, or Subcomponent Licenses by EBBI, its subsidiaries, and its and their franchisees, or their respective directors, officers, employees, agents and owners.

5.   COPYRIGHTS.
     ----------

     5.A. OWNERSHIP OF COPYRIGHTS.
          -----------------------

     EBBI and BCI acknowledge and agree that (1) BCI may hereby authorize EBBI, its subsidiaries, and its and their franchisees to use certain copyrighted or copyrightable works (the "Copyrighted Works"), including the Licensed Program and Support/Control Programs, (2) the Copyrighted Works are the valuable property of BCI or its Affiliates, and (3) the rights of EBBI, its subsidiaries, and its and their franchisees to use the Copyrighted Works are granted solely on the condition that EBBI, its subsidiaries, and its and their franchisees comply with the terms of this Section 5. EBBI acknowledges and agrees that BCI owns or is the licensee of the owner of the Copyrighted Works and will further create, acquire, or obtain licenses for certain copyrights in various works of authorship used in connection with the operation of the Licensed Program and Support/Control Programs, including, but not limited to, all categories of works eligible for protection under the United States copyright law, all of which shall be deemed to be Copyrighted Works under this Agreement. Such Copyrighted Works include, but are not limited to, the manuals and other materials and information provided by BCI for use in the operation of the Licensed Program and Support/Control Programs. BCI intends that all works of authorship related to the Licensed Program and Support/Control Programs which are created in the future will be owned by it or its Affiliates.

     5.B. LIMITATION ON USE OF COPYRIGHTS.
          -------------------------------

     EBBI acknowledges that the right to use the Copyrighted Works pursuant to this Agreement is limited to the use of such Copyrighted Works during the term of this Agreement pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by BCI from time to time during the term of this Agreement, and is derived solely from this Agreement. EBBI shall ensure, and shall cause its subsidiaries and its and their franchisees to ensure, that all copies of Copyrighted Works used hereunder shall bear an appropriate copyright notice under the Universal Copyright Convention or other copyright laws prescribed by BCI specifying that BCI or an Affiliate of BCI is the owner of the copyright. Any unauthorized use, adaptation, publication, reproduction, preparation of derivative works, distribution of copies (whether by sale or other transfer of ownership, or by rental, lease, or lending), public performance of such works, or attempts to recreate all or a portion of such Copyrighted Works shall constitute a breach of this Agreement and an infringement of the rights of BCI in and to the Copyrighted Works. EBBI acknowledges that this Agreement does not confer any interest in the Copyrighted Works upon EBBI or its subsidiaries or its or their franchisees, other than the right to use the Copyrighted Works in compliance with this Agreement. If BCI authorizes EBBI or its subsidiaries or its or their franchisees to prepare any adaptation, translation, or work derived from the Copyrighted Works, or if EBBI or its subsidiaries or its or their franchisees prepares any Copyrighted Work such as menus, advertisements, posters, or promotional material, EBBI hereby agrees that such adaptation, translation, derivative work, or Copyrighted Work shall be the property of BCI and EBBI hereby assigns, and shall cause its subsidiaries and its and their franchisees to assign, all its right, title, and interest therein to BCI. EBBI agrees to execute, and to cause its subsidiaries and its and their franchisees to execute, any documents, in recordable form, which BCI determines are necessary to reflect such ownership. All such adaptations, translations, derivative works, and Copyrighted Works to BCI for approval prior to use.

     5.C. NOTIFICATION OF INFRINGEMENTS AND CLAIMS.
          ----------------------------------------

     EBBI shall immediately notify BCI of any actual or apparent infringement of or challenge to any of the Copyrighted Works, or claim by any person of any rights in the Copyrighted Works. EBBI shall not communicate, and shall cause each of its subsidiaries and its and their franchisees not to communicate, with any person other than BCI and its counsel in connection with any such infringement, challenge, or claims. BCI shall have the sole discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively any settlement, litigation, arbitration, or administrative proceeding arising out of any such alleged infringement, challenge, or claim or otherwise relating to the Copyrighted Works. EBBI agrees to execute, and to cause each of its subsidiaries and its and their franchisees to execute, any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of BCI's counsel, be necessary or advisable to protect and maintain the interests of BCI in any litigation or other proceeding or to otherwise protect and maintain the interests of BCI in the Copyrighted Works. BCI will reimburse EBBI for the reasonable out-of-pocket expenses incurred and paid by EBBI in complying with the requirements imposed by this Section 5.C.

     5.D. DISCONTINUANCE OF USE.
          ---------------------

     If it becomes advisable at any time in BCI's sole judgment for EBBI and/or its subsidiaries and its and their franchisees to modify or discontinue use of any of the Copyrighted Works and/or for EBBI and/or its subsidiaries and its and their franchisees to use one or more additional or substitute copyrighted or copyrightable items, EBBI agrees to immediately comply, and to cause its subsidiaries and its and their franchisees to immediately comply, with BCI's directions to modify or otherwise discontinue the use of the copyrighted materials and/or to use any substitute materials specified by BCI. Neither BCI nor its Affiliates shall have any obligation to reimburse EBBI and/or its subsidiaries and its and their franchisees for any expenditures made by EBBI and/or its subsidiaries and its and their franchisees to modify or discontinue the use of any Copyrighted Work or to adopt additional or substitute copyrighted or copyrightable items.

6.   CONFIDENTIALITY.
     ---------------

     EBBI acknowledges and agrees that the Licensed Program, Support/Control Programs, and Infrastructure Programs and all additions, modifications, and enhancements thereof and thereto, and all data generated from use thereof, including but not limited to the logic, structure, and operation of the data base file structures containing such data, and all additions, modifications, and enhancements thereof and thereto shall be deemed to be "Confidential Information" as defined in the Confidentiality Agreement executed by it of even date herewith and is therefore governed by and subject to all of the terms, conditions, and restrictions of such

Confidentiality Agreement. EBBI will cause each of its subsidiaries and its and their franchisees to execute BCI's then currently applicable form of Confidentiality Agreement no later than installation of the Licensed Program or any Support/Control Program at any office or EBBI Unit owned, operated, or managed by such entity.

7.   TERM.
     ----

     The term of this Agreement shall expire on March 26, 2000, unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon one year's prior written notice to the other party; and provided further that BCI may terminate this Agreement without notice and cease rendering the services hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such non-payment is cured within such 15 day period.

     Termination of this Agreement shall terminate licenses granted hereby and BCI's obligations to provide services hereunder. Upon termination of this Agreement, EBBI shall pay to BCI the fees due BCI through the date of termination and reimburse BCI for expenses incurred by BCI in connection with the services rendered by BCI through the date of termination.

8.   TERMINATION; BREACH.
     -------------------

     In addition to termination of this Agreement as provided in Section 7 hereof, BCI may terminate this Agreement, effective upon delivery of notice of termination to EBBI, if (1) EBBI or any of its subsidiaries or its or their franchisees breaches any provision of this Agreement; or (2) BCI has the right to terminate its Secured Loan Agreement dated as of March 24, 1995, as amended, with EBBI pursuant to the terms thereof. Upon termination of this Agreement, BCI will reasonably cooperate with EBBI in archiving and retrieval of records and transition of services at EBBI's expense, provided that this sentence shall not require BCI to license EBBI any software.

     In addition, in the event that BCI terminates this Agreement, BCI will also have the right to terminate the Real Estate Services and Accounting and Administrative Services Agreement and any similar service agreements with EBBI and its subsidiaries and its or their franchisees, in accordance with the terms and provisions thereof.

9.   ASSIGNMENT.
     ----------

     This Agreement and the rights and obligations arising hereunder may not be assigned by EBBI except that its subsidiaries and its and their franchisees may utilize the Licensed Program and Support/Control Programs upon agreeing to be bound by the terms hereof applicable to EBBI, provided EBBI remains primarily liable for their performance and that subsidiaries and franchisees may not themselves avail themselves of this exception for their subsidiaries or sub-franchisees. This Agreement is fully assignable by BCI and shall inure to the benefit of any assignee or other successor to the interests of BCI therein.

10.  SEVERABILITY.
     ------------

     If any provision of this Agreement is declared or made invalid or unenforceable by judicial action, legislation, or other government action, BCI may, if it believes in its sole discretion that the continuation of this Agreement would not be in its best interests, terminate this Agreement effective upon sixty (60) days' written notice to EBBI. If BCI does not elect to terminate this Agreement as aforesaid, all provisions of this Agreement shall be deemed severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard, or operating procedure prescribed by BCI is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and BCI shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard, or operating procedure to the extent required to be valid and enforceable. Such modifications to this Agreement shall be effective only in such jurisdiction and this Agreement shall be enforced as originally made and entered into in all other jurisdictions.

11.  NO WAIVER OF DEFAULT.
     --------------------

     Either party's failure at any time to require strict performance by the other party of any of the provisions hereof shall not waive or diminish the right thereafter to demand strict compliance therewith or with any other provision. Waiver of any specific default shall not waive any other default.

12.  INJUNCTIVE RELIEF.
     -----------------

     EBBI acknowledges that BCI will be irreparably harmed by any breach hereof, that monetary damages would be inadequate, and that BCI shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. EBBI agrees that BCI will not be required to post a bond to obtain any injunctive relief and that the only remedy if an injunction is entered against EBBI will be the dissolution of that injunction, if warranted, upon due hearing (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby). EBBI agrees that BCI shall also be entitled to any and all other relief available under law or equity for such breach.



13.  RIGHTS OF PARTIES ARE CUMULATIVE.
     --------------------------------

     The rights of BCI and EBBI hereunder are cumulative and no exercise or enforcement of any right or remedy hereunder shall preclude the exercise or enforcement of any other right or remedy hereunder or to which BCI or EBBI is entitled by law.

14.  COSTS AND LEGAL FEES.
     --------------------

     EBBI agrees to pay for costs and legal fees incurred by BCI in connection with this Agreement and enforcement thereof.

15.  RELATIONSHIP OF PARTIES.
     -----------------------

     This Agreement does not create a fiduciary relationship between the parties hereto. BCI and EBBI are and shall be independent contractors, and nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose.

16.  GOVERNING LAW.
     -------------

     This agreement and the relationship between the parties hereto will be governed by and construed in accordance with the internal laws of the State of Colorado, except that such state's choice of law and conflicts of law rules shall not apply and any franchise registration, disclosure, relationship, or similar statute which may be adopted by the State of Colorado shall not apply unless its jurisdictional requirements are met independently without reference to this Section 16.

17.  JURISDICTION.
     ------------

     EBBI SHALL (AND SHALL CAUSE EACH OF ITS SUBSIDIARIES AND ITS AND THEIR FRANCHISEES TO), AND BCI MAY, AT ITS OPTION, INSTITUTE ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE COURT OF GENERAL JURISDICTION IN JEFFERSON COUNTY, COLORADO, OR THE UNITED STATES FEDERAL DISTRICT COURT FOR THE DISTRICT OF COLORADO, OR THE STATE COURT OF GENERAL JURISDICTION OR UNITED STATES FEDERAL DISTRICT COURT NEAREST TO BCI'S EXECUTIVE OFFICE AT THE TIME SUCH ACTION IS FILED. EBBI IRREVOCABLY SUBMITS (AND SHALL CAUSE EACH OF ITS SUBSIDIARIES AND ITS AND THEIR FRANCHISEES TO IRREVOCABLY SUBMIT) TO THE JURISDICTION OF ANY SUCH COURT AND WAIVES ANY OBJECTION IT MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF ANY SUCH COURT.

18.  LIMITATION OF LIABILITY.
     -----------------------

     IN NO EVENT SHALL BCI BE LIABLE FOR, NOR SHALL EBBI SEEK (OR ALLOW ANY OF ITS SUBSIDIARIES OR ITS OR THEIR FRANCHISEES TO SEEK), SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES EVEN IF BCI HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, OR FOR ANY LOST PROFITS OR ANY CLAIM AGAINST EBBI BY ANY OTHER PARTY. BCI'S LIABILITY HEREUNDER FOR DAMAGES SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT PAID BY EBBI FOR LICENSED PROGRAM AND REAL ESTATE SUPPORT FEES DURING THE THREE ACCOUNTING PERIODS PRECEDING THE EVENT GIVING RISE TO THE CLAIM FOR DAMAGES. BCI SHALL NOT BE LIABLE FOR ANY FAILURE TO PROVIDE ANY SERVICES REQUIRED HEREUNDER IF SUCH FAILURE IS DUE TO ANY CAUSE BEYOND ITS REASONABLE CONTROL.

19.  WAIVER OF JURY TRIAL.
     --------------------

     BCI AND EBBI HEREBY IRREVOCABLY WAIVE TRIAL BY JURY ON ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF THEM.

20.  BINDING EFFECT.
     --------------

     This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest, and shall not be modified, except by written agreement signed by both EBBI and BCI.

21.  CONSTRUCTION.
     ------------

     This Agreement constitutes a separate license to use the Licensed Program and Real Estate Programs and all obligations hereunder are in addition to and cumulative with the obligations of EBBI under all other contractual relations with BCI. Except as otherwise provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit, or construe the contents of such sections or paragraphs. Terms used in this Agreement may be applicable to one or more persons or entities as the case may be, and the singular usage includes the plural and the masculine and neuter usages include each other and the feminine. If two or more persons are at any time obligated to BCI hereunder, whether or not as partners or joint venturers, their obligations and liabilities to BCI shall be joint and several.

22.  NOTICES.
     -------

     All notices permitted or required to be delivered by the provisions of this Agreement shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by facsimile with proof of receipt, one (1) business day after being placed in the hands of a commercial courier service for overnight delivery, or three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to BCI at 14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401, to the attention of the President, or at its most current principal business address of which EBBI has been notified, or to EBBI at its most current principal business address of which BCI has been notified, as applicable. All payments required by this Agreement shall be directed to BCI at the above address, or to such other persons and places as BCI may direct from time to time. Any required payment not actually received by BCI during regular business hours on the date due shall be deemed delinquent.

BOSTON CHICKEN, INC.                EINSTEIN BROS. BAGELS, INC.


By:   /s/ Donald J. Bingle          By:    /s/ Paul A. Strasen
   ---------------------------         ---------------------------

Name:    Donald J. Bingle           Name:     Paul A. Strasen
     -------------------------           -------------------------

Title:     Vice President           Title:     Vice President
      ------------------------            ------------------------

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